Consent of Ernst & Young LLP,
                  Independent Registered Public Accounting Firm


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Statements" in the Prospectus and to the use of our report, dated April 25, 2006, on the financial statements for the year ended December 31, 2005 included in Post-effective Amendment Number 9 to the Registration Statement (Form S-6, 1933 Act File No. 333-42113) of Pioneer Independence Plans.

We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statement of Additional Information of Pioneer Independence Fund, and to the incorporation by reference therein of our report on the financial statements and financial highlights for the year ended December 31, 2005 of Pioneer Independence Fund, dated February 10, 2006, which is incorporated in Post-Effective Amendment Number 9 to the Registration Statement (Form S-6 No. 333-42113) of Pioneer Independence Plans.



                                                  /s/ ERNST & YOUNG LLP




Boston, Massachusetts
April 25, 2006